Exhibit 10.4

Sales Contract

(English Summary)

Party A: Great Shengda as supplier

Party B: Nongfu Spring Stock Co., Ltd. as purchaser

Date of Signing	Dec 30, 2009

Orders	1.

The name, pattern, amount of products as well as time and location of delivery depend on the orders of purchaser. The purchaser uses “Order Form” to send purchase-request and purchase-order to the supplier.

	2.	The supplier should deliver products according to the orders. If the supplier misses the deadline, the supplier should bear related costs and expenses.

	3.	The two parties agree the location of delivery is the location of the purchaser. The supplier will be responsible for transportation and unloading.

Payment and Time Limit	After inspection, the purchaser should pay to the supplier by wire in 75 days or by bank acceptance in 60 days.

Contract Term	January 1, 2010 to December 31, 2010

Quality Obligation	1.	The quality guarantee period is 6 months after inspection.

	2.	The purchaser is entitled to mark non-conforming products at the supplier’s presence or ask the supplier destroy the non-conforming products at the purchaser’s presence.

	3.	If the supplier delivers non-conforming products to the purchaser, the purchaser is entitled to reject the products and seek penalty 3 times of the products’ price.

	4.	The supplier should finish the rejection-request within the deadline of the purchaser.

Dispute Resolution		Resort to the purchaser’s local court